Exhibit 99.2

Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma condensed combined financial statements present the historical financial information of Macrochem Corporation as adjusted for the acquisition Virium Pharmaceuticals, Inc.

On April 18, 2008, Macrochem Corporation (“Macrochem”) acquired Virium Pharmaceuticals Inc. (“Virium”), a non-public, development stage company.  Pursuant to the Merger Agreement, each share of Virium common shares outstanding was converted into the right to receive 0.89387756 shares of Macrochem common stock resulting in an aggregate of 22,899,206 shares of Macrochem common stock being issued in the Merger. After giving effect to the Merger, Macrochem has 45,798,412 shares of common stock outstanding.

The accompanying unaudited  pro form condensed combined balance sheet presents the historical financial information of Macrochem and Virium as of March 31, 2008, as adjusted for the acquisition of Virium accounted for under the purchase method of accounting for business combinations.

The accompanying  unaudited  pro forma condensed combined statements of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 combines the unaudited  historical financial information of Macrochem and Virium as if the combination had occurred at the beginning of each respective period.

The unaudited pro forma condensed combined financial statements have been prepared by management, based on the historical financial statements of Macrochem and unaudited historical financial statements of Virium as to  the three months ended March 31, 2008 and audited historical information as of December 31, 2007 and the year ended December 31, 2007.. These unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma  condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Macrochem believes are reasonable but are subject to change.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of  Macrochem  included in its form 10-K filed for the year ended December 31, 2007 and its Form 10-Q filed for the period ended March 31, 2008 and with the historical financial statements of Virium for the year ended December 31, 2007, included elsewhere in this Form 8-K/A.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on March 31, 2008,  December 31, 2007 or 2006. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with the Company treated as the acquirer. Accordingly, the Company’s cost to acquire Virium will be allocated to the assets acquired and liabilities assumed (substantially In Process Research and Development) based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2008

	Historical
	Macrochem Corporation	Virium Pharmaceuticals, Inc.	Pro Forma adjustments		Pro Forma combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$859,472	$10,175			$869,647
Short-term investments	759,247	—			759,247
Prepaid expenses and other current assets	416,073	—			416,073
Total current assets	2,034,792	10,175			2,044,967

OTHER ASSETS:
Patents, net	506,185	—			506,185
Debt issuance costs, net	—	26,873			26,873
Property and equipment, net	12,385	—			12,385
Security deposit	—	5,850			5,850
Other assets	35,000	—			35,000
Total other assets	553,570	32,723			586,293

Total assets	$2,588,362	$42,898			$2,631,260

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable and other liabilities	$364,348	$1,311,973	$200,000	(a)	$1,876,321
Deferred revenue	—	5,304			5,304
Accrued interest on notes payable	—	350,502			350,502
Convertible notes payable	—	775,000			775,000
Accrued interest on notes payable — related	—	36,082			36,082
Convertible notes payable — related party	—	1,499,500			1,499,500
Total current liabilities	364,348	3,978,361	200,000		4,542,709

NON CURRENT LIABILITIES
Warrants liability	1,494,549	—			1,494,549
Deferred revenue	—	28,121	—		28,121
Total non current liabilities	1,494,549	28,121			1,522,670

Total liabilities	1,858,897	4,006,482	200,000		6,065,379

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock	—	—			—
Common stock	229,000	23,942	(23,942	)(b)	457,992
			228,992	(a)
Additional paid-in-capital	90,283,514	695,518	(695,518	)(b)
		—	6,640,626	(a)	96,924,140
Accumulated deficit	(89,723,939)	(4,683,044)	4,683,044	(b)

					(100,757,141)
			(11,033,202	)(a)
Less treasury stock, at cost, 529 shares	(59,110)	—			(59,110)
Total stockholders’ equity (deficiency)	729,465	(3,963,584)	(200,000)		(3,434,119)
Total liabilities and stockholders’ equity (deficiency)	$2,588,362	$42,898	$—		$2,631,260

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008

	Historical		Pro Forma	Pro Forma
	Macrochem	Virium	adjustments	combined
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE	$—	$1,326	$	$1,326

OPERATING EXPENSES	1,483,584	131,535		1,615,119

LOSS FROM OPERATIONS	(1,483,584)	(130,209)	—	(1,613,793)

OTHER (EXPENSE) INCOME
Interest income (expense)	19,168	(73,275)		(54,107)
Amortization of debt issuance costs	—	(54,508)		(54,508)
Gain on change in value of warrant liability	2,581,939	—		2,581,939
Gain on sale of equipment	6,466	—		6,466
TOTAL OTHER (EXPENSE) INCOME	2,607,573	(127,783)	—	2,479,790

NET INCOME (LOSS)	$1,123,989	$(257,992)		$865,997

EARNINGS PER SHARE, BASIC AND DILUTED	$0.05			$0.02

WEIGHTED AVERAGE NUMBER OF SHARES	22,606,693			45,505,899

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

	Historical		Pro Forma	Pro Forma
	Macrochem	Virium	adjustments	Combined
	(unaudited)		(unaudited)	(unaudited)
REVENUE	$—	$5,304	$—	$5,304

OPERATING EXPENSES	5,850,387	1,230,941	—	7,081,328

LOSS FROM OPERATIONS	(5,850,387)	(1,225,637)	—	(7,076,024)

OTHER (EXPENSE) INCOME
Interest income (expense)	84,595	(200,011)	—	(115,416)
Amortization of debt issuance costs	—	(117,302)	—	(117,302)
Loss on change in value of warrant liability	(3,206,390)	—	—	(3,206,390)
Gain on sale of equipment	106,000	—	—	106,000
TOTAL OTHER EXPENSE	(3,015,795)	(317,313)	—	(3,333,108)

NET LOSS	(8,866,182)	(1,542,950)	—	(10,409,132)

BENEFICIAL CONVERSION FEATURE	(3,223,929)	—	—	(3,223,929)

DIVIDEND ON SERIES C CUMULATIVE PREFERRED STOCK	(596,017)	—	—	(596,017)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,686,128)	$(1,542,950)	$—	$(14,229,078)

LOSS PER SHARE, BASIC AND DILUTED	$(1.66)			$(0.47)

WEIGHTED AVERAGE NUMBER OF SHARES	7,635,313			30,534,519

1.              NOTES TO PRO FORMA CONDENSED BALANCE SHEET

a)              To record the exchange, for accounting purposes, by Virium shareholders of their common stock for 22,899,206 shares of Macrochem. The fair value of the shares issued on the closing date to the stockholders of Virium was $6,869,618.  Additionally, to record the exchange of  Virium warrants for Macrochem warrants. Pursuant to the Merger agreement, each share of Virium common stock outstanding was converted into the right to receive 0.89387756 shares of Macrochem common stock.

The Merger will be accounted for as purchase by the Company under accounting principles generally accepted in the United States of  America.  Under the purchase method of accounting, the liabilities of Virium will be recorded as of the acquisition date, at their respective fair values, and combined with those of the Company. The reported financial condition and results of operations of the Company after completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Virium. The estimated purchase price has been preliminarily allocated to acquired In Process Research and Development.

The components of the preliminary purchase price, which we anticipate will be charged to IPRD, are summarized as follows:

Common stock issued	$6,869,618
Liabilities assumed	4,006,482
Assets acquired	(42,898)
Estimated transaction costs	200,000
Total purchase price	$11,033,202

b)             To eliminate the stockholders’ deficiency section of Virium  in connection with the merger.

c)              To reflect estimated transaction costs

After the consummation of the transactions described herein, Macrochem had 100,000,000 common shares authorized of which 45,798,412 shares are issued and outstanding; par value of $0.01 per share. Additionally, the Company had 6,000,000 preferred stock authorized of which 0 shares are issued and outstanding.